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                                                                  Exhibit 23.6


                         CONSENT OF MCCARTER & ENGLISH

                                    March 6, 1998

Ladies and Gentlemen:

We consent to the reference to our firm contained under the caption "Contingencies" in the Annual Report on Form 10-K of Owens-Illinois, Inc. for the year ended December 31, 1996 being incorporated by reference in the Registration Statement on Form S-8 relating to the 1997 Equity Participation Plan of Owens-Illinois, Inc.


                                    Very truly yours,

                                    /s/ McCarter & English